Exhibit 10.2

FORM OF AMENDED AND RESTATED WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT, AND THERE IS APPLICABLE APPROVAL OR PERMISSION FROM THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S BYE-LAWS. A COPY OF SUCH BYE-LAWS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

ALTERRA CAPITAL HOLDINGS LIMITED

AMENDED AND RESTATED SHARE PURCHASE WARRANT

Certificate No.: [—]	Date: May [—], 2010

FOR VALUE RECEIVED, ALTERRA CAPITAL HOLDINGS LIMITED, a Bermuda exempted company (the “Company”) hereby grants to [—] (the “Warrant Holder”) this warrant certificate (this “Warrant”) to purchase, in accordance with the terms set forth herein, [—] shares of the Company’s common shares, initially having a par value of US$1.00 per share (the “Common Shares”), at a price per share equal to US$[—] as adjusted from time to time pursuant to Section 2 hereof (the “Exercise Price”) but at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

This Warrant was originally issued pursuant to that certain Exchange Agreement, dated as of June 13, 2003, by and between the Company and the Warrant Holder, and has been amended and restated in accordance with Section 5.14(b)(i) of that certain Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of March 3, 2010, by and among the Company, Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of the Company (the “Amalgamation Sub”) and Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), pursuant to which, on the closing date, Harbor Point will amalgamate with the Amalgamation Sub (the “Amalgamation”) and the amalgamated company will continue as a wholly-owned subsidiary of the Company.

This Warrant replaces that certain warrant (Certificate No. [•]) for the purchase of [•] Common Shares, issued by the Company in favor of the Warrant Holder and dated [•], which is hereby cancelled.

This Warrant is subject to the following provisions:

Section 1. Warrant Terms.

(a) This Warrant is for the purchase of [•] Common Shares at the Exercise Price, as such price may be adjusted from time to time under the terms hereof.

(b) This Warrant shall expire at 5:00 p.m., New York City, N.Y., U.S.A. time, on [•] (the “Expiration Date”).

Section 2. Anti-dilution Provisions. In order to prevent dilution of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2.

(a) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price, the following shall be applicable:

(1) In case the Company shall at any time while this Warrant is outstanding (i) declare a dividend or make a distribution on Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 2(a)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of Common Shares or other securities of the Company (or shares of any security into which such Common Shares have been reclassified) which, if this Warrant had been exercised immediately prior to such time, the Warrant Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(2) In case the Company shall issue or sell any Common Shares (other than Common Shares issued (i) upon exercise of any Pre-existing Company Warrants (as defined below), (ii) upon exercise of any Harbor Point Warrants (as defined below), (iii) pursuant to the Company’s stock incentive and stock purchase plans or pursuant to any similar equity compensation arrangement, program or plan of the Company approved by the board of directors of the Company or (iv) upon exercise or conversion of any security the issue of which previously caused an adjustment under Sections 2(a)(3) or 2(a)(4) of this Warrant) without consideration or for a consideration per share less than the Current Market Price Per Common Share immediately preceding such issue or sale or immediately preceding the announcement thereof, if earlier, the Exercise Price to be in effect after such issue or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issue or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, (A) the numerator of which shall be the sum of (x) the number of Common Shares outstanding immediately prior to the time of such issue or sale multiplied by the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issue or sale, and (B) the denominator of which shall be the product of the number of Common Shares outstanding immediately after such issue or sale and the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the board of directors of the Company in good faith; provided, that if the Warrant Holder shall object to any such determination, the board of directors of the Company shall retain an independent appraiser reasonably satisfactory to the Warrant Holder to determine such fair market value with the cost to be borne by the Company. The Warrant Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a reasonable description of the consideration and the fair market value thereof, as determined by the board of directors of the Company. For the purposes of this Section 2(a), (i) “Pre-existing Company Warrants” shall mean the warrants of the Company (other than any Harbor Point Warrant) exercisable for Common Shares outstanding on the date of consummation of the Amalgamation, and (ii) “Harbor Point Warrants]” shall mean each warrant to purchase Common Shares issued in connection with the Amalgamation Agreement in respect of warrants of Harbor Point formerly exercisable for Class A voting common shares, par value $1.00 per share, of Harbor Point that were outstanding at the close of business on the day immediately preceding the date of consummation of the Amalgamation.

(3) In case the Company shall fix a record date for the issue of rights, options or warrants to the holders of its Common Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant, as though such maximum number of Common Shares had been so issued for an aggregate consideration payable, if any, by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such record date is fixed; and in the event that any such rights, options, warrants or convertible securities are not so issued or expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed with respect to any rights, options, warrants or convertible securities so unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Common Shares, in the latter event.

(4) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in Section 2(a)(2)(iii) above) or warrants (other than warrants described in Sections 2(a)(2)(i) of 2(a)(2)(ii) above) entitling the holders thereof to subscribe for or purchase Common Shares (or securities convertible into Common Shares) or shall issue convertible securities, and the price per share of Common Shares of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issue of rights, options, warrants or convertible securities or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issue, and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant as though such maximum number of Common Shares had been so issued for an aggregate consideration equal to the aggregate consideration paid, if any, for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued with respect to any rights, options, warrants or convertible securities unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of Common Shares, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this Section 2(4) to the extent that the Exercise Price shall have been adjusted pursuant to Section 2(a)(3) of this Warrant upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(5) In case the Company shall fix a record date for the making of a distribution to holders of Common Shares (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity) of evidences of indebtedness, assets (including cash) or other property (other than dividends payable in Common Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Sections 2(a)(1) or 2(a)(2) of this Warrant), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in Section 2(a)(2) of this Warrant) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one Common Share, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(6) For the purpose of any computation under this Section 2(a), on any determination date, the “Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Common Share for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (i) if the Common Shares are then listed and traded on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last reported sale price on such day on the NASDAQ Global Select Market; (ii) if the shares of Common Shares are then not listed and traded on the NASDAQ, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (iii) if the shares of such class of Common Shares are then not listed and traded on a national securities exchange, the last reported sale price on such day on a nationally or regionally recognized automated quotation system. If on any determination date the shares of such class of Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the board of directors of the Company. If the Warrant Holder shall object to any determination by the Company’s board of directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Shares as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Warrant Holder. For purposes of any computation under this Section 2(a), the number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-quarter of one percent in such price; provided, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner. All calculations under this Section 2(a) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be. Notwithstanding anything to the contrary, if any adjustment pursuant to this Section 2(a) would result in an exercise price of less than zero, then the Exercise Price shall be zero.

(8) In the event that, at any time as a result of the provisions of this Section 2(a), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(9) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 2(a), the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(10) Notwithstanding anything to the contrary contained herein, no adjustment in the Exercise Price or number of Warrant Shares for which this Warrant is exercisable shall be made to the extent that such adjustment would cause this Warrant to become subject to Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder without the consent of the holder hereof. Any adjustments which by reason of this paragraph are not made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner, subject, in each case, to the first sentence of this Section 2(a)(10).

(11) The Warrant Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to Section 2(a)(5) otherwise required, on the date of exercise of the Warrant, the evidences of indebtedness, assets (including cash) or other property which such Warrant Holder would have been entitled to receive if it had exercised its Warrant for Common Shares immediately prior to the record date with respect to such distribution. The Warrant Holder may exercise its option under this Section 2(a)(11) by written notice to the Company within fourteen days of its receipt of the written notice required pursuant to Section 2(b) of this Warrant to be delivered by the Company in connection with such distribution.

(12) Any amalgamation, recapitalization, reorganization, reclassification, consolidation, merger of the Company or sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Common Shares is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) Common Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as such Warrant Holder would have received in connection with such Organic Change if such Warrant Holder had exercised this Warrant immediately prior to such Organic Change. In each such Organic Change, the Company shall also make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the provisions of this Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such amalgamation, consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company) and that there is (a) an immediate adjustment of the Exercise Price to the value for the Common Shares reflected by the terms of such amalgamation, consolidation, merger or sale and (b) if the value so reflected is less than the Exercise Price in effect immediately prior to such amalgamation, consolidation, merger or sale, a corresponding immediate adjustment in the number of Common Shares acquirable and receivable upon exercise of this Warrant. Prior to the consummation of any such amalgamation, consolidation, merger or sale, the Company shall use its reasonable efforts to cause the successor entity (if other than the Company resulting from amalgamation, consolidation or merger) or the entity purchasing such assets to assume by written instrument (in form and substance satisfactory to the Warrant Holder), the obligation to deliver to each such Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire; provided, however, that any such assumption shall not relieve the Company of its obligations hereunder.

(b) Notices. Promptly upon any adjustment of the Exercise Price, the Company shall give, or cause to be given, written notice thereof to the Warrant Holder showing the adjustment as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the computation of such adjustment.

Section 3. Exercise of Warrant.

(a) Exercise Procedure. The Warrant Holder may exercise all or a portion of this Warrant at any time and from time to time commencing after the date hereof until 5:00 p.m., New York City time, on the Expiration Date by surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached hereto) and by paying the Exercise Price in one of the following manners:

(i) Cash Exercise. The Warrant Holder shall deliver immediately available funds or a cashier’s check payable to the Company; or

(ii) Cashless Exercise. After the date of issuance of this Warrant, if the Common Shares are listed on a national securities exchange, automated quotation system or are available for sale in the over-the-counter market and the provisions of Section 42A of the Bermuda Companies Act 1981, as amended, may be satisfied by the Company, the Warrant Holder shall have the right to surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Warrant Holder the number of Common Shares underlying this Warrant (the “Warrant Shares”) determined as follows;

X = Y (A-B)/A

where:

X—the number of Warrant Shares to be issued to the Warrant Holder

Y = the number of Warrant Shares with respect to which this Warrant is being exercised

A = the Daily Price on the day immediately preceding the date on which the Warrant Holder exercises this Warrant pursuant to Section 3(a)

B = the Exercise Price

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144,

(b) Certificates for the Common Shares acquired through exercise of this Warrant shall be delivered by the Company to the Warrant Holder within five (5) business days after (i) receipt by the Company of the items required by Section 3(a) for the respective method or methods of exercise, and (ii) where applicable, compliance with Section 42A of the Bermuda Companies Act 1981 (and the Company shall use reasonable efforts to complete the requirements of the said Section 42A as quickly as possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Warrant Holder.

(c) The Common Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the date by which the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, and, where applicable, has complied with the requirements of the said Section 42A of the Companies Act 1981, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Common Shares on such date.

(d) The issuance of certificates for the Common Shares issuable upon exercise of this Warrant shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Common Shares.

(e) The Company shall at all times reserve and keep available authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Common Shares as are issuable upon exercise of this Warrant. All Common Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which their shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

Section 4. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrant Holder; upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the registered office of the Company. Notwithstanding the foregoing, this Warrant may be transferred only to the extent that, upon exercise of this Warrant, the transferee would own less than 9.5% of the total Common Shares issued and outstanding (after application of the U.S. tax attribution and constructive ownership rules under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder), unless such restriction is waived by the unanimous consent of the Board of Directors of the Company.

Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the registered office of the Company, for new warrants in different denominations, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new warrants shall represent such portion of such rights as is designated by the Warrant Holder at the time of such surrender. The date the Company initially issues this Warrant shall be the date of issuance of such new warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

Section 6. Replacement; Taxes. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrant Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if such Warrant Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to Sections 4, 5 and 6.

Section 7. Successors and Assigns. This instrument is intended to bind and inure to the benefit of and be enforceable by the Warrant Holder and its respective heirs, executors, administrators, successors and assigns.

Section 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder.

Section 9. Descriptive Headings. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 10. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT APPLICABLE AND PERMITTED, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11. Complete Agreement; Severability. Except as otherwise expressly set forth herein, this Warrant embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

Section 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

If to the Company:	Alterra Capital Holdings Limited Alterra House 2 Front Street Hamilton HM 11 Bermuda Attention: Carol S. Rivers, Esq.

With a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Kerry E. Berchem, Esq.

If to the Warrant Holder:	[•]

All such notices and communications shall be deemed to have been duly given when delivered by hand if personally delivered; five business days after the date of deposit in the Bermuda or United States mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

[ ]

By:
Name:
Title:

EXHIBIT A

EXERCISE AGREEMENT

To: ALTERRA CAPITAL HOLDINGS LIMITED

1. The undersigned hereby irrevocably elects to subscribe for and offers to purchase                  Common Shares of Alterra Capital Holdings Limited, pursuant to Warrant No.          heretofore issued to                  on                 .

2. Method of exercise (please initial the applicable blank)

The undersigned elects to exercise the attached Warrant by means of cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

The undersigned elects to exercise the attached Warrant by means of the cashless exercise provisions of Section 3 of the Warrant.

3. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

The Common Shares shall be delivered:

By book-entry transfer.

By physical delivery of a certificate or certificates representing the Common Shares to the following address:

By:
Name:
Title:

Date:

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED,                  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:            ), with respect to the number of Common Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature

Address

Witness

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